Exhibit 5.1

August 29, 2025

Azitra, Inc.

21 Business Park Drive

Branford, CT 06405

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Azitra, Inc., a Delaware corporation (the “Company”), in connection the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of this registration statement on Form S-1 (the “Registration Statement”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus contained therein (the “Prospectus”). We are rending this opinion in connection with the filing by the Company of the Registration Statement related to the offer and sale by the Company (the “Offering”) of up to (i) 10,204,081 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), (ii) 10,204,081 pre-funded warrants to purchase 10,204,081 shares of Common Stock (the “Pre-Funded Warrants”, and the shares of Common Stock to be issued pursuant to the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), and (iii) 408,163 placement agent warrants to purchase 408,163 shares of Common Stock (the “Placement Agent Warrants”), and the shares of Common Stock to be issued pursuant to the Placement Agent Warrants, the “Placement Agent Shares”). The Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Placement Agent Warrants, and Placement Agent Warrant Shares are being registered and to be issued pursuant to the Registration Statement.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation as amended and/or restated to date and as currently in effect (the “Certificate of Incorporation”), (ii) the Company’s Bylaws as amended and/or restated to date and as currently in effect (the “Bylaws”), (iii) the Registration Statement and the Prospectus, (iv) the Pre-Funded Warrant, (v) the Placement Agent Warrant, (vi) the form of securities purchase agreement to be entered into by and among the Company and the purchasers identified on the signature pages thereto, substantially in the form of filed as Exhibit 10.15 to the Registration Statement (the “Purchase Agreement”), and (vii) such corporate records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Azitra, Inc.

August 29, 2025

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that (1) the Shares, when issued and delivered pursuant to the terms of the Purchase Agreement against payment of the consideration therefor as provided in the Purchase Agreement, will be validly issued, fully paid and non-assessable, (2) the Pre-Funded Warrants, when issued and delivered pursuant to the terms of the Purchase Agreement and the Pre-Funded Warrant, will constitute valid and binding obligations of the Company, (3) the Pre-Funded Warrant Shares, when issued upon exercise of the Pre-Funded Warrants pursuant to the terms of the Purchase Agreement and the Pre-Funded Warrant, will be validly issued, fully paid, and non-assessable, (4) the Placement Agent Warrants, when issued and delivered pursuant to the terms of the terms of the Placement Agent Warrant, will constitute valid and binding obligations of the Company, and (5) the Placement Agent Shares, when issued and delivered pursuant to the terms of the Placement Agent Warrant, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP